                             SALE-PURCHASE AGREEMENT

     SALE-PURCHASE AGREEMENT (this "Agreement"), made as of March 14, 2003 between WELLSFORD CAPITAL PROPERTIES, L.L.C., a Delaware limited liability company having an address c/o Wellsford Real Properties, Inc., 535 Madison
Avenue, 26th Floor New York, New York 10022 ("Seller") and 955 Perimeter Road
Realty, LLC, a New Hampshire limited liability company having an office at Nine
Red Roof Lane, Salem, New Hampshire 03079 ("Purchaser").

                              W I T N E S S E T H:

     Seller and Purchaser, in consideration of the mutual covenants herein contained, hereby agree as follows:

                         ARTICLE 1. CERTAIN DEFINITIONS

     For purposes of this Agreement, the following terms shall have the following meanings:

     1.1. "Affiliate" shall mean any entity which controls, is controlled by, or is under common control with, Purchaser. For purposes of this definition,
"control" means the effective power to direct the management and policies of an entity.

     1.2. "Broker" shall mean Cushman & Wakefield of New Hampshire, Inc.

     1.3. "Business Day" shall mean any day other than a Saturday, Sunday or any day upon which banks in New York, New York are required or authorized by law to be closed.

     1.4. "Effective Date" shall mean the date upon which Purchaser receives a fully executed counterpart of this Agreement.

     1.5. "Escrowee" shall mean Bryan Cave LLP.

     1.6. "Existing Leases" shall mean the leases, licenses and occupancy agreements set forth on Exhibit B annexed hereto.

     1.7. "Existing Service Contracts" shall mean the service contracts, maintenance agreements, brokerage agreements and other agreements affecting the
Property and set forth in Exhibit C annexed hereto.

     1.8. "Invasive Tests" shall mean any physical inspection or testing of the
Premises other than visual examination, and shall include, without limitation, sampling of soils or other media.

     1.9. "Lease Cost Transaction" shall mean (i) any New Lease or any modification or amendment of a New Lease or an Existing Lease, (ii) any renewal option, extension option or expansion option which is exercised between the date hereof and the Closing Date pursuant to

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the terms of an Existing Lease or a New Lease or (iii) any space leased pursuant to a right of first refusal or first offer or similar right which is exercised between the date hereof and the Closing Date.

     1.10. "Leases" shall mean the Existing Leases and the New Leases in effect on the Closing Date.

     1.11. "Leasing Costs" shall mean, collectively, (i) leasing or brokerage commissions, (ii) direct payments, tenant improvement allowances or work letters and (iii) free rent, rent allowances or rent credits, in each case paid or granted to a tenant under an Existing Lease or a New Lease.

     1.12. "New Leases" shall mean any new leases, licenses or occupancy agreements entered into by Seller in accordance with the terms of this
Agreement.

     1.13. "New Service Contracts" shall mean any service contracts, maintenance agreements, brokerage agreements or other agreements entered into by Seller in accordance with the terms of this Agreement.

     1.14. "Service Contracts" shall mean the Existing Service Contracts and the
New Service Contracts in effect on the Closing Date.

     1.15. "Title Insurer" shall mean any reputable title insurance company licensed to do business in the State of New Hampshire.

     1.16. "Violations" shall mean any violation of any law or municipal ordinance, order or requirement noted or issued against the Property by any federal, state or municipal department having jurisdiction over the Property.

                      ARTICLE 2. SALE-PURCHASE OF PROPERTY

     2.1. Agreement to Sell and Purchase. Seller shall sell to Purchaser, and
Purchaser shall purchase from Seller, at the Purchase Price and upon the terms and conditions set forth in this Agreement, the following (collectively, the
"Property"): (a) the parcel of land more particularly described in Exhibit A annexed hereto (the "Land"); (b) the buildings and other structures situated on the Land, inclusive of all of Seller's right, title and interest in and to the improvements, fixtures, systems, plant equipment, apparatus and machinery which form a part of the buildings or such other structures (collectively, the
"Building") (the Land and the Building are herein collectively called the
"Premises"); (c) all right, title and interest of Seller, if any, in and to (i)
the land lying in the bed of any street or highway in front of or adjoining the
Land to the center line thereof and (ii) any appurtenances in and to the
Premises; (d) all right, title and interest of Seller in and to any furniture, furnishings, moveable equipment and other personal property located at, or used in connection with, the Premises (herein collectively called the "Personal
Property"); (e) the landlord's interest in and to the Leases and any security held thereunder; (f) to the extent assignable, Seller's right, title and interest in and to the Service Contracts; and (g) to the extent assignable,
Seller's right, title and interest in and to any licenses and permits used in the operation of the Premises (collectively, the "Licenses and Permits").

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The Premises are located at, and are known as, 15, 19 and 23 Keewaydin Drive,
Salem, New Hampshire.

     2.2. Title to Premises. Seller shall convey, and Purchaser shall accept, title to and possession of the Premises on the Closing Date, free of all Title
Exceptions other than the Permitted Exceptions (each as hereinafter defined).

     2.3. Condition of Property.

     (a) Purchaser is a sophisticated investor and its valuation of and decision to purchase the Property is based upon its own independent expert evaluations of such facts and materials deemed relevant by Purchaser and its agents. Other than the express representations and warranties of Seller specifically set forth herein, Purchaser has not relied upon any oral or written information from
Seller or its employees, affiliates, agents, consultants, advisors or representatives, including, without limitation, any appraisals, projections or evaluations of credit quality prepared by Seller or any of its employees, affiliates, agents, consultants, advisors or representatives. Purchaser further acknowledges that no employee, agent, consultant, advisor or representative of
Seller has been authorized to make, and that Purchaser has not relied upon, any statements or representations other than those specifically contained in this
Agreement. Without limiting the generality of the foregoing, Purchaser acknowledges and agrees that, except as expressly set forth herein, Purchaser is purchasing the Property "as is" and "where is" on the Closing Date, and, except as expressly set forth herein, Seller is making no representation or warranty, express or implied, and Purchaser has not relied on any representation or warranty, express or implied, regarding the Property, including, without limitation, any representation or warranty with respect to (a) the business or financial condition of any tenant of the Property, (b) the physical condition of any Improvement or Personal Property comprising all or a part of any Property, or its fitness, merchantability or suitability for any use or purpose, (c) the leases, rents, income or expenses of the Property, (d) the compliance or non-compliance with any laws, codes, ordinances, rules or regulations of any governmental authority (including, without limitation, laws pertaining to hazardous materials) or (e) the current or future use of the Property, including, but not limited to, the Property's use for commercial, retail, industrial or other purposes. Seller is not liable or bound in any manner by any verbal or written statements, representations, real estate brokers' "set-ups", offering memoranda or information pertaining to the Property furnished by any real estate broker, advisor, consultant, agent, employee, representative or other person.

                           ARTICLE 3. PURCHASE PRICE

     3.1. Purchase Price. The purchase price (the "Purchase Price") to be paid by Purchaser to Seller for the Property is FOUR MILLION SIX HUNDRED TWENTY-FIVE
THOUSAND and 00/100 DOLLARS ($4,625,000.00), net of adjustments made in accordance with Article 8 below. The Purchase Price shall be paid by Purchaser as follows:

     (a) ONE HUNDRED THOUSAND and 00/100 DOLLARS ($100,000.00), (the "Initial
Deposit"), payable on the Effective Date by (i) wire transfer of immediately available funds to the account of Escrowee set forth on Exhibit A-1 annexed hereto or (ii) Purchaser's check, subject to collection, drawn to the order of
Escrowee; and

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     (b) Unless this Agreement is terminated in accordance with the provisions of Section 4.1 hereof, ONE HUNDRED FIFTY THOUSAND and 00/100 DOLLARS
($150,000.00) (the "Additional Deposit", and, together with the Initial Deposit, the "Deposit")), payable on or before 5:00 P.M. on the Due Diligence Expiration
Date (hereinafter defined) by (i) wire transfer of immediately available funds to the account of Escrowee or (ii) check, subject to collection, drawn to the order of Escrowee; and

     (c) FOUR MILLION THREE HUNDRED SEVENTY-FIVE THOUSAND and 00/100 DOLLARS
($4,375,000.00) (the "Cash Balance"), payable on the Closing Date by wire transfer of immediately available funds to an account or accounts designated by
Seller.

     3.2. Escrow of Deposit.

     The Deposit shall be held, paid over and/or applied by Escrowee in accordance with the following provisions:

     (a) Escrowee shall hold the Deposit until the Closing or sooner termination of this Agreement. Any interest earned on the Deposit shall be paid to the same party entitled to be paid the Deposit hereunder (as and when such party is entitled to the Deposit). The party receiving such interest shall pay any income taxes thereon. For purposes thereof, the tax identification numbers of the parties are as follows: 13-4027757 (Seller); and 02-0512334 (Purchaser).

     (b) If this Agreement is terminated in accordance with the provisions of
Section 4.1 below, Escrowee shall refund the Initial Deposit to Purchaser.

     (c) At the Closing, the Deposit shall be paid by Escrowee to Seller.
Interest on the Deposit shall not be credited against the Cash Balance.

     (d) If for any reason the Closing does not occur, then, except as otherwise expressly provided to the contrary in this Section 3.2, Escrowee shall continue to hold the Deposit until otherwise directed by joint written instructions from the parties to this Agreement or a final judgment of a court of competent jurisdiction. Escrowee, however, shall have the right at any time to deposit the
Deposit with the clerk of any federal or state court sitting in the State of New
Hampshire. Escrowee shall give written notice of such deposit to Seller and
Purchaser. Upon such deposit, Escrowee shall be relieved and discharged of all further obligations and responsibilities hereunder.

     (e) The parties acknowledge that Escrowee is acting solely as a stakeholder at their request and for their convenience, that Escrowee shall not be deemed to be the agent of either of the parties and that Escrowee shall not be liable to either of the parties for any act or omission on its part unless taken or suffered in bad faith, in willful disregard of this Agreement or involving gross negligence. Seller and Purchaser hereby jointly and severally indemnify and hold
Escrowee harmless from and against all costs, claims and expenses, including reasonable attorneys' fees, incurred in connection with the performance of
Escrowee's duties hereunder, except with respect to actions or omissions taken or suffered by Escrowee in bad faith, in willful disregard of this Agreement or involving gross negligence on the part of Escrowee.

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     (f) Escrowee shall cause the Deposit to be maintained and invested in an interest-bearing money market account or accounts with Citibank, N.A. Escrowee shall not be liable for any losses suffered in connection with any such investment and shall have no obligation to obtain the best, or otherwise seek to maximize, the rate of interest earned on any such investment. Any fees or charges in connection with such investment shall be paid out of the amounts held in escrow before any other payments shall be required to be made from such amounts.

     (g) Upon any delivery of the amount remaining in escrow as provided in
Sections 3.2(b), (c) or (d) above, Escrowee shall be relieved of all liability, responsibility or obligation with respect to or arising out of the escrow or under this Agreement. Escrowee shall not be bound by any modification to this
Section 3.2 unless Escrowee shall have agreed to such modification in writing.

     (h) Escrowee shall be entitled to rely or act upon any notice, instrument or document believed by Escrowee to be genuine and to be executed and delivered by the proper person, and shall have no obligation to verify any statements contained in any notice, instrument or document or the accuracy or due authorization of the execution of any notice, instrument or document.

     (i) Escrowee shall be entitled to retain attorneys of its choice, including itself, in connection with this escrow and Escrowee may continue to represent
Seller in connection with this Agreement or any dispute which may arise hereunder or otherwise.

     (j) Escrowee has acknowledged its agreement to the foregoing provisions of this Section 3.2 by signing in the place indicated on the signature page of this
Agreement.

                       ARTICLE 4. PURCHASER'S INSPECTIONS

     4.1. Due Diligence Period; Termination Right. During the period (the "Due
Diligence Period") commencing on the Effective Date and ending on the date (the
"Due Diligence Expiration Date") which is forty-five (45) days thereafter
(unless such date is not a Business Day, in which event the Due Diligence
Expiration Date shall be the next Business Day), Purchaser shall have the right to conduct such due diligence as it deems reasonably necessary or appropriate in connection with its acquisition of the Property, including inspections, studies, examinations and investigations of, or with respect to, the Property and/or any facts, circumstances and matters relating thereto. If Purchaser, in its sole discretion, determines for any reason whatsoever that it is unsatisfied with the results of and matters disclosed by its due diligence, Purchaser shall have the right to terminate this Agreement by written notice given to Seller prior to
5:00 p.m. New York time on the Due Diligence Expiration Date (TIME BEING OF THE
ESSENCE). Upon any termination of this Agreement pursuant to this Section 4.1,
(i) the Initial Deposit shall be refunded to Purchaser and (ii) neither party hereto shall have any further obligation to the other, with the exception of those obligations which expressly survive the termination of this Agreement. If
Purchaser fails to terminate this Agreement in the time and manner set forth in this Section 4.1, Purchaser shall fund the Additional Deposit into escrow in accordance with the provisions of Section 3.1(b) hereof and Purchaser shall be deemed to have irrevocably waived its right to terminate this Agreement pursuant to this Section 4.1.

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     4.2. Inspections. Purchaser and its authorized agents, consultants or representatives shall have the right, upon reasonable prior notice to Seller
(which notice may be telephonic), to enter upon the Premises from time to time to conduct such physical and other inspections as Purchaser deems appropriate, provided that Purchaser shall not perform Invasive Tests or interview tenants of the Premises without first obtaining Seller's consent, which consent shall not be unreasonably withheld or delayed. Prior to any entrance upon the Premises for the performance of Invasive Tests, Purchaser shall deliver to Seller (or cause the applicable contractor to deliver to Seller) a certificate of insurance evidencing that Purchaser has procured and maintains in force and effect commercial general liability insurance covering Purchaser and Seller against claims for bodily injury or death or property damage occurring in, upon or about the Premises in an amount of not less than $2,000,000 (combined single limit), issued by an insurance company with a rating of "A" or better as established by
Best's Rating Guide, which insurance shall include blanket contractual liability coverage and shall otherwise be in form reasonably acceptable to Seller.

     4.3. Restoration and Indemnity. Following the performance of any Invasive
Tests, Purchaser shall restore the Premises to their condition immediately prior to the performance thereof. Purchaser shall indemnify and hold harmless Seller and its officers, directors, members, employees, successors and assigns, from and against any and all damages, losses, costs, expenses, liabilities and claims
(including reasonable attorneys' fees) that arise out of or in any way relate to the conduct of Purchaser's due diligence investigations, except to the extent the same arise by reason of Seller's gross negligence or willful misconduct. The provisions of this Section 4.3 shall survive the termination of this Agreement.

     4.4. Confidentiality. Prior to the Closing, Purchaser shall not disclose to any other party the contents of any Confidential Materials (hereinafter defined)
without first obtaining Seller's prior written consent. For purposes of this
Agreement, the term "Confidential Materials" shall mean (i) materials delivered to Purchaser by Seller with respect to the Property or any summaries thereof prepared by or at the behest of Purchaser and/or (ii) any reports summarizing any investigations of the Property prepared by Purchaser or its representatives or agents. Notwithstanding the foregoing, Purchaser may, without first obtaining such prior written consent, disclose Confidential Materials to its officers, employees, lenders, counsel, lenders' counsel, appraisers, accountants, insurance advisors, environmental consultants and similar third-party consultants, provided that such parties are apprised of the confidential nature of the Confidential Materials. The provisions of this Section 4.4 shall survive any termination of this Agreement.

                          ARTICLE 5. TRANSACTION COSTS

     5.1. Seller's Costs. At the Closing, Seller shall pay (i) one-half of all transfer taxes payable as a result of the conveyance of title to the Premises to
Purchaser pursuant to this Agreement and (ii) costs incurred in connection with the discharge of any Title Exceptions which are not Permitted Exceptions. In addition, Seller shall be responsible for the costs of its legal counsel, advisors and the other professionals employed by it in connection with the sale of the Property.

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     5.2. Purchaser's Costs. At the Closing, Purchaser shall pay (i) one-half of all transfer taxes payable as a result of the conveyance of title to the
Property to Purchaser pursuant to this Agreement and (ii) the cost of recording the Deed (hereinafter defined). In addition, Purchaser shall be responsible for
(i) title insurance premiums and fees payable in connection with any owner's or mortgagee's policy of title insurance obtained by Purchaser, (ii) costs incurred in connection with any update of the Survey (hereinafter defined), (iii) the cost of Purchaser's inspections of the Property, (iv) costs and expenses of any financing obtained by Purchaser and (v) the costs of Purchaser's legal counsel, advisors and other professionals employed by it in connection with its acquisition of the Property.

                 ARTICLE 6. CLOSING DATE; CONDITIONS TO CLOSING

     6.1. Closing Date. The closing of the transactions contemplated by this
Agreement (the "Closing") shall take place on the date which is thirty (30) days after the Due Diligence Expiration Date, unless such date is not a Business Day, in which event the Closing shall take place on the next succeeding Business Day.
The date upon which the Closing occurs, as the same may be adjourned in accordance with the terms hereof, is herein referred to as the "Closing Date".
The Closing shall take place through an escrow established with Title Insurer upon such terms and conditions as Seller, Purchaser and Title Insurer shall mutually agree. TIME SHALL BE OF THE ESSENCE WITH RESPECT TO THE OBLIGATIONS OF
PURCHASER TO BE PERFORMED ON THE CLOSING DATE.

     6.2. Conditions to Closing. Purchaser's obligation to purchase the Property is subject to the satisfaction of the following conditions precedent, any or all of which may be waived by Purchaser:

     (a) this Agreement shall be in full force and effect;

     (b) Seller shall have fully satisfied, or shall therewith fully satisfy, all of its Closing obligations hereunder; and

     (c) there shall not otherwise then exist any event which would allow
Purchaser to terminate this Agreement pursuant to the express terms hereof.

     6.3. Seller's Conditions. Seller's obligation to sell the Property is subject to the satisfaction of the following conditions precedent, any or all of which may be waived by Seller:

     (a) this Agreement shall be in full force and effect,

     (b) Purchaser shall have fully satisfied, or shall therewith fully satisfy, all of its Closing obligations hereunder, and

     (c) there shall not otherwise then exist any event which would allow Seller to terminate this Agreement pursuant to the express terms hereof.

     6.4. Failure of Condition Not a Breach. The parties hereto acknowledge and agree that the failure to occur of one or more conditions precedent contained in this Article 6 shall not be deemed to constitute a breach of this Agreement by either party unless and to the extent that

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any such party shall have expressly agreed or covenanted or is otherwise expressly obligated hereunder to take any action to satisfy or cause the satisfaction of the condition in question. If any condition to Closing in
Seller's favor shall remain unsatisfied at Closing, then unless Purchaser shall have expressly agreed or covenanted or is otherwise expressly obligated hereunder to take any action to satisfy or cause the satisfaction of the condition in question, Seller's sole remedy therefor shall be either to (i)
waive such condition and proceed to Closing without any claim of any kind against Purchaser by reason thereof or (ii) terminate this Agreement, in which event the Deposit shall be refunded to Purchaser, whereupon neither party hereto shall have any further obligation hereunder to the other, with the exception of those obligations which expressly survive the termination of this Agreement. If any condition to Closing in Purchaser's favor shall remain unsatisfied at
Closing, then unless Seller shall have expressly agreed or covenanted or is otherwise expressly obligated hereunder to take any action to satisfy or cause the satisfaction of the condition in question, Purchaser's sole remedy therefor shall be either to (i) waive such condition and proceed to Closing without abatement or reduction of the Purchase Price or any claim of any kind against
Seller by reason thereof or (ii) terminate this Agreement, in which event the
Deposit shall be refunded to Purchaser, whereupon neither party hereto shall have any further obligation hereunder to the other, with the exception of those obligations which expressly survive the termination of this Agreement.

                  ARTICLE 7. CLOSING DOCUMENTS AND DELIVERIES

     7.1. Conveyance Documents and Deliveries.

     At the Closing:

     (a) Purchaser shall deliver to Seller the Cash Balance and any other amounts payable by Purchaser to Seller at the Closing pursuant to this
Agreement;

     (b) Seller shall execute, acknowledge and deliver a warranty deed sufficient to convey the Premises to Purchaser in accordance with the terms hereof, subject only to the Permitted Exceptions (the "Deed");

     (c) Seller shall deliver to Purchaser original counterparts (or, if the same are unavailable, copies thereof) of the Leases;

     (d) Seller shall deliver to Purchaser original counterparts (or, if the same are unavailable, copies thereof) of the assignable Service Contracts;

     (e) Seller shall execute and deliver a general bill of sale in the form of
Exhibit E annexed hereto, conveying to Purchaser all of Seller's right, title and interest in and to the Personal Property;

     (f) Seller, as assignor, and Purchaser, as assignee, shall each execute, acknowledge and deliver an instrument in the form of Exhibit F annexed hereto providing for the assignment by Seller of the landlord's interest in the Leases and the assumption by Purchaser of the landlord's obligations under the Leases which arise or accrue from and after the Closing Date;

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     (g) Subject to the provisions of Section 15.7(b) hereof, Seller and
Purchaser shall mutually execute and deliver to each other an instrument in the form of Exhibit G annexed hereto providing for the assignment by Seller to
Purchaser of all of Seller's right, title and interest in and to the assignable
Service Contracts and the assignable Licenses and Permits and the assumption by
Purchaser of all of Seller's obligations under the assignable Service Contracts and the assignable Licenses and Permits which first arise or accrue after the
Closing Date;

     (h) Seller shall furnish Purchaser with evidence of the termination of the
Property Management Agreement (as defined in Exhibit C annexed hereto) and
Seller's oral agreement with Cushman & Wakefield of New Hampshire, Inc. for leasing agency services for the Building;

     (i) Seller and Purchaser shall execute and deliver a letter to each of the tenants under the Leases and each of the other parties to the assignable Service
Contracts notifying each such tenant or party of the sale of the Premises and indicating the new address for notices under the Leases and Service Contracts and the new address for the payment of rent under the Leases;

     (j) Seller shall execute and deliver a FIRPTA affidavit required pursuant to the Treasury Department Regulations promulgated under Section 1445 of the
Internal Revenue Code of 1986, as amended, in respect of the Property. Seller understands that such certification will be retained by Purchaser and will be made available to the Internal Revenue Service on request;

     (k) Seller and Purchaser shall execute and deliver to each other a closing statement setting forth with specificity the adjustments made in accordance with
Article 8 hereof;

     (l) Seller shall credit against the Cash Balance the security deposits held by Seller as landlord under the Leases. Notwithstanding the foregoing, any tenant security deposits held in a form other than cash shall be transferred to
Purchaser by way of appropriate instruments of transfer or assignment;

     (m) Purchaser shall deliver to Seller evidence reasonably satisfactory to
Seller of the due authorization, execution and delivery of the documents and instruments to be executed by Purchaser at Closing in accordance with the terms of this Agreement; and

     (n) Seller shall deliver to Purchaser evidence reasonably satisfactory to
Purchaser of the due authorization, execution and delivery of the documents and instruments to be executed by Seller at Closing in accordance with the terms of this Agreement.

                         ARTICLE 8. CLOSING ADJUSTMENTS

     The following are to be adjusted and prorated between Seller and Purchaser as of 11:59 p.m. on the day preceding the Closing Date, based upon a 365 day year, with Seller deemed to be the owner of the Property on the day preceding the Closing Date and Purchaser deemed to be the owner of the Property on the
Closing Date.

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     8.1. Fixed Rents.

     (a) Fixed rents (collectively, "Fixed Rents") paid or payable by tenants under the Leases in connection with their occupancy of the Premises shall be adjusted and prorated on an if, as and when collected basis. Fixed Rents collected by Purchaser or Seller after the Closing from any tenant who owes
Fixed Rents for periods prior to the Closing shall be applied (i) first, in payment of Fixed Rents owed by such tenant for the month in which the Closing
Date occurs, pro rated as of the Closing Date, (ii) second, in payment of Fixed
Rents owed by such tenant for the month preceding the month in which the Closing
Date occurs, (iii) third, in payment of Fixed Rents owed by such tenant for periods subsequent to the month in which the Closing Date occurs and (iv) after
Fixed Rents for all current periods have been paid in full, in payment of Fixed
Rents owed by such tenant for periods prior to the month preceding the month in which the Closing Date occurs. Each such amount shall be adjusted and prorated as provided above, and the party who receives such amount shall promptly pay over to the other party the portion thereof to which it is so entitled.

     (b) Purchaser shall bill tenants who owe Fixed Rents for periods prior to the Closing on a monthly basis for a period of six (6) consecutive months following the Closing Date (the "Purchaser Collection Period") and shall use commercially reasonable efforts to collect such past due Fixed Rents; provided, however, that Purchaser shall have no obligation to commence any actions or proceedings to collect any such past due Fixed Rents. Notwithstanding the foregoing, if Purchaser shall be unable during the Purchaser Collection Period to collect such past due Fixed Rents, Seller shall have the right, upon prior written notice to Purchaser, to pursue tenants to collect such delinquencies
(including, without limitation, the prosecution of one or more lawsuits), but
Seller shall not be entitled to evict (by summary proceedings or otherwise) any such tenants.

     (c) Any payment by a tenant in an amount less than the full amount of Fixed
Rents and Overage Rents (hereinafter defined) then due and payable by such tenant shall be applied first to Fixed Rents (in the order of priority as to time periods as is set forth in Section 8.1(a) above) to the extent of all such
Fixed Rents then due and payable by such tenant, and second to Overage Rents, in the order of priority as to time periods as is set forth in Section 8.2(d)
below.

     8.2. Overage Rents.

     (a) With respect to any Lease that provides for the payment of (i)
so-called common area maintenance or "cam" charges or (ii) so-called "escalation rent" or additional rent based upon increases in real estate taxes or operating expenses or labor costs or cost of living or porter's wages or otherwise (such cam charges, escalation rent and additional rent being collectively called
"Overage Rents"), such Overage Rents shall be adjusted and prorated on an if, as and when collected basis.

     (b) As to any Overage Rents in respect of an accounting period that shall have expired prior to the Closing but which shall be paid after the Closing,
Purchaser agrees that it will pay the entire amount over to Seller upon receipt thereof, after payment of all Overage Rents in respect of all current accounting periods. Purchaser agrees that it shall (i) promptly render bills for any
Overage Rents in respect of an accounting period that shall have expired prior to the Closing but which shall be paid after the Closing, (ii) bill tenants such
Overage Rents attributable

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to an accounting period that shall have expired prior to the Closing on a monthly basis during the Purchaser Collection Period and (iii) use commercially reasonable efforts to collect Overage Rents; provided, however, that Purchaser shall have no obligation to commence any actions or proceedings to collect any such Overage Rents. Notwithstanding the foregoing, if Purchaser shall be unable to collect such Overage Rents during the Purchaser Collection Period, Seller shall have the right, upon prior written notice to Purchaser, to pursue tenants to collect such delinquencies (including, without limitation, the prosecution of one or more lawsuits), but Seller shall not be entitled to evict (by summary proceedings or otherwise) any such tenants. Seller shall furnish to Purchaser all information relating to the period prior to the Closing that is reasonably necessary for the billing of Overage Rents; and Purchaser will deliver to
Seller, concurrently with the delivery to tenants, copies of all statements relating to Overage Rents for a period prior to the Closing. Purchaser shall bill tenants for Overage Rents for accounting periods prior to the Closing in accordance with and on the basis of such information furnished by Seller.

     (c) Overage Rents in respect of the accounting period in which the Closing
Date occurs shall be apportioned as of the Closing Date. If, prior to the
Closing, Seller shall receive any installments of Overage Rents attributable to
Overage Rents for periods from and after the Closing, such sum shall be apportioned at the Closing. If, after the Closing, Purchaser shall receive any installments of Overage Rents attributable to Overage Rents for periods prior to the Closing, such sum shall be paid by Purchaser to Seller promptly after
Purchaser receives payment thereof.

     (d) Any payment by a tenant on account of Overage Rents (to the extent not applied against Fixed Rents due and payable by such tenant in accordance with
Section 8.1(c) above) shall be applied to Overage Rents then due and payable in the following order of priority: (i) first, in payment of Overage Rents for the accounting period in which the Closing Date occurs, pro rated as of the Closing
Date, (ii) second, in payment of all accounting periods preceding the accounting period in which the Closing Date occurs and (iii) third, in payment of all current accounting periods.

     (e) To the extent that any portion of Overage Rents is required to be paid monthly by tenants on account of estimated amounts for any calendar year (or, if applicable, any lease year or tax year or any other applicable accounting period), and at the end of such calendar year (or lease year, tax year or other applicable accounting period, as the case may be), such estimated amounts are to be recalculated based upon the actual expenses, taxes and other relevant factors for that calendar (lease or tax) year or other applicable accounting period, with the appropriate adjustments being made with such tenants, then such portion of the Overage Rents shall be prorated between Seller and Purchaser at the
Closing based on such estimated payments actually paid by tenants (i.e., with
Seller entitled to retain all monthly or other periodic installments of such amounts paid by tenants with respect to periods prior to the calendar month or other applicable installment period in which the Closing occurs, Seller to pay to Purchaser at the Closing all monthly or other periodic installments of such amounts theretofore received by Seller with respect to periods following the calendar month or other applicable installment period in which the Closing occurs and Seller and Purchaser to apportion as of the Closing Date all monthly or other periodic installments of such amounts paid by tenants with respect to the calendar month or other applicable installment period in which the Closing occurs). Upon the final calculation and collection from (or refund to) all tenants of the amounts in reconciliation of

                                       11

actual Overage Rents for a period for which estimated amounts paid by such tenants have been prorated, there shall be a re-proration between Seller and
Purchaser. If, with respect to any tenant, the recalculated Overage Rents exceed the estimated amount paid by such tenant, upon collection from the tenant, (i)
the entire excess shall be paid by Purchaser to Seller, if the accounting period for which such recalculation was made expired prior to the Closing and (ii) such excess shall be apportioned between Seller and Purchaser as of the Closing Date, if the Closing occurred during the accounting period for which such recalculation was made, with Purchaser paying to Seller the portion of such excess which Seller is so entitled to receive. If, with respect to any tenant, the recalculated Overage Rents are less than the estimated amount paid by such tenant, (i) the entire shortfall shall be paid by Seller to Purchaser, if the accounting period for which such recalculation was made expired prior to the
Closing and (ii) such shortfall shall be apportioned between Seller and
Purchaser as of the Closing Date, if the Closing occurred during the accounting period for which such recalculation was made, with Seller paying to Purchaser the portion of such shortfall so allocable to Seller. Purchaser shall indemnify, defend and hold Seller harmless from any and all loss, cost (including, without limitation, reasonable attorneys' fees), claim or damage arising in connection with or from any failure of Purchaser to remit to tenants any amounts paid by
Seller to Purchaser pursuant to the preceding sentence. The provisions of the preceding sentence shall survive Closing.

     (f) During the Purchaser Collection Period, Purchaser shall furnish to
Seller not less frequently than monthly a reasonably detailed accounting of such amounts payable by Purchaser, which accounting shall be delivered to Seller on or prior to the 15th day following the last day of each calendar month from and after the month in which the Closing occurs. Seller shall have the right from time to time following the Closing, on Business Days and upon reasonable prior notice to Seller, to review Purchaser's rental records with respect to the
Property to ascertain the accuracy of such accountings.

     8.3. Real Estate Taxes. Real estate taxes shall be adjusted and prorated on the basis of the fiscal year for which assessed. If the Closing shall occur before the tax rate or assessed valuation is fixed for the Premises, the apportionment of real estate taxes for such Premises shall be upon the basis of the tax rate for the preceding year applied to the most recently applicable assessed valuation of such Premises, subject to further and final adjustment when the tax rate and/or assessed valuation for such Premises is fixed for the year in which the Closing occurs. In the event that the Premises or any part thereof shall be or shall have been affected by an assessment or assessments,
Seller shall, at the Closing, be responsible for any installments due prior to the Closing and Purchaser shall be responsible for any installments due on or after the Closing.

     8.4. Utility Charges. Seller shall use reasonable efforts to obtain readings of meters measuring utility consumption at the Property (other than utilities which are the responsibility of tenants under Leases) for all periods through (and including) the date preceding the Closing Date. Seller shall pay, and be responsible, for all bills rendered on the basis of such readings. If such readings are not obtained for any metered utility, then, at the Closing, apportionment shall be made on the basis of the most recent period for which such readings are available. Upon the taking of subsequent actual readings, there shall be a recalculation of the applicable utility charges, and Seller or
Purchaser, as the case may be, shall promptly remit to the other party

                                       12

hereto any amounts to which such party shall be entitled by reason of such recalculation. Unmetered water charges or sewer rents shall be adjusted and prorated as of the Closing Date.

     8.5. Other Adjustments. The following items shall also be adjusted as of
11:59 P.M. on the date preceding the Closing Date: (i) charges and payments under Service Contracts assigned to Purchaser and (ii) fees and payments, if any, under Licenses and Permits assigned to Purchaser.

     Any errors or omissions in computing adjustments at the Closing shall be promptly corrected, provided that the party seeking to correct such error or omission shall have notified the other party of such error or omission on or prior to the date that is one (1) year following the Closing Date. The provisions of this Article 8 shall survive Closing.

                   ARTICLE 9. REPRESENTATIONS AND WARRANTIES

     9.1. Basic Representations of Purchaser.

     Purchaser, as of the date hereof, represents and warrants to Seller as follows:

     (a) Purchaser is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of New Hampshire.

     (b) Purchaser has full power and authority to enter into and perform this
Agreement, the documents to be executed and delivered pursuant hereto, and each and all of the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof.

     (c) The individuals executing this Agreement on behalf of Purchaser and the individuals executing each of the documents to be executed and delivered in connection herewith on behalf of Purchaser have full power and authority to do
so. This Agreement and each of the documents and instruments to be executed by
Purchaser in connection herewith are, or will be when executed and delivered, the legal valid and binding obligations of Purchaser, enforceable against
Purchaser in accordance with the terms hereof and thereof. Purchaser's performance of its obligations under this Agreement shall not contravene, or cause a default under, any agreement, judgment, order, writ or decree under which Purchaser or any of its assets is bound.

     (d) Purchaser has not filed any petition seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any law relating to bankruptcy or insolvency, nor has any such petition been filed against Purchaser. Purchaser is not insolvent and the consummation of the transactions contemplated by this Agreement shall not render Purchaser insolvent. No general assignment of Purchaser's property has been made for the benefit of creditors, and no receiver, master, liquidator or trustee has been appointed for Purchaser or any of its property.

     (e) There are no actions or proceedings pending or, to Purchaser's actual knowledge, threatened, against Purchaser which could have a material adverse affect on Purchaser's ability to perform its obligations hereunder.

     9.2. Basic Representations of Seller.

                                       13

     Seller, as of the date hereof, represents and warrants to Purchaser as follows:

     (a) Seller is a limited liability company, duly organized and validly existing and in good standing under the laws of the State of Delaware.

     (b) Seller has full power and authority to enter into and perform this
Agreement and to enter into the documents to be executed and delivered pursuant hereto, and each and all of the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof.

     (c) The individual executing this Agreement on behalf of Seller and the individuals executing each of the documents to be executed and delivered in connection herewith on behalf of Seller have full power and authority to do so.
This Agreement and each of the documents to be executed and delivered by Seller in connection herewith are, or will be when executed and delivered, the legal valid and binding obligations of Seller, enforceable against Seller in accordance with the terms hereof and thereof. Seller's performance of its obligations under this Agreement shall not contravene, or cause a default under, any agreement, judgment, order, writ or decree under which Seller or any of its assets is bound.

     (d) Seller has not filed any petition seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any law relating to bankruptcy or insolvency, nor has any such petition been filed against Seller. Seller is not insolvent and the consummation of the transactions contemplated by this Agreement shall not render
Seller insolvent. No general assignment of Seller's property has been made for the benefit of creditors, and no receiver, master, liquidator or trustee has been appointed for Seller or any of its property.

     (e) There are no actions or proceedings pending or, to Seller's actual knowledge, threatened, against Seller which could have a material adverse affect on Seller's ability to perform its obligations hereunder.

     9.3. Representations of Seller Regarding the Property.

     Seller, as of the date hereof, represents and warrants to Purchaser as follows:

     (a) There are no leases, licenses or occupancy agreements affecting the
Premises, other than the Existing Leases. The information contained in the rent roll annexed hereto as Exhibit H is true, complete and correct in all material respects. Each of the Existing Leases is in full force and effect, no written notice of a default on the part of a tenant under any of the Existing Leases has been sent by Seller, other than a notice setting forth a default which, as of the date hereof, has been cured and no written notice of a default on the part of the landlord under the Existing Leases has been received by Seller, other than a notice setting forth a default which, as of the date hereof, has been cured.

     (b) Subject to the provisions of Section 15.6 hereof, Seller has paid (or will on or before Closing pay) all Leasing Costs which pertain to the current terms of the Leases, other than Leasing Costs payable in connection with (A) the renewal or extension of an Existing Lease or a New Lease, the effective date of which shall not yet have occurred on the date hereof, (B)

                                       14

the leasing of space pursuant to the exercise of a right of first refusal or first offer or similar right contained in an Existing Lease or a New Lease, the effective date of which shall not yet have occurred on the date hereof and (C)
the failure, subsequent to the date hereof, timely to exercise any termination right set forth in an Existing Lease or a New Lease at any time after the date hereof (any such transaction, a "Contingent Commission Event").

     (c) There are no service contracts, brokerage agreements, maintenance agreements or other agreements affecting the Premises, other than (i) the
Existing Leases and (ii) the Existing Service Contracts.

     (d) There are no actions or proceedings pending or, to Seller's actual knowledge, threatened, with respect to the Property.

     (e) There are no pending or, to Seller's knowledge, threatened, eminent domain or condemnation proceedings with respect to the Property.

     (f) The insurance coverages with respect to the Premises described in
Exhibit J annexed hereto are in full force and effect.

     The representations of Seller contained in Sections 9.3(a) through (e)
hereof shall survive Closing for six (6) months (the "Representation Survival
Period").

     9.4. Closing Certificates of Purchaser and Seller.

     (a) Purchaser, on the Closing Date, shall execute and deliver to Seller an instrument by which Purchaser shall remake the representations made pursuant to
Section 9.1 above as of the Closing, provided that Purchaser, in such instrument, shall (i) update such representations to reflect events occurring between the date hereof and the Closing and (ii) correct such representations to reflect any discovered inaccuracy therein, such instrument being herein called
"Purchaser's Representation Certificate".

     (b) Seller, on the Closing Date, shall execute and deliver to Purchaser an instrument in which Seller shall remake the representations made pursuant to
Sections 9.2 and 9.3 above as of the Closing, provided that Seller, in such instrument, shall (i) update such representations to reflect events occurring between the date hereof and the Closing and (ii) correct such representations to reflect any discovered inaccuracy therein, such instrument being herein called
"Seller's Representation Certificate". Notwithstanding the foregoing, (i)
Seller's Representation Certificate shall remake the representations contained in Sections 9.3(a) and (c) hereof as to the Leases, (ii) Seller's Representation
Certificate shall remake the representations contained in Section 9.3(c) hereof as to the Service Contracts and (iii) Seller shall not remake the representation contained in Sections 9.3(f) hereof.

     9.5. Remedies for Inaccuracies and Other Changes.

     (a) The remedies of Seller and Purchaser for an inaccuracy in any representation or for any update or correction set forth in any Seller's or
Purchaser's Representation Certificate shall be solely as set forth in the following provisions of this Section 9.5. Each of Seller and Purchaser hereby waives any inaccuracy in, or any update made to, any

                                       15

representation made to it pursuant to this Article 9, unless the same is
Materially Adverse. For purposes of this Section 9.5, the term "Materially
Adverse" shall have the following meanings in the following contexts:

     (1) An inaccuracy in any representation by Seller shall be deemed to be
"Materially Adverse" to Purchaser if, and only if (i) there is an inaccuracy in such representation as of the date made and (ii) Purchaser may reasonably demonstrate that such inaccuracy may reasonably be expected to result in a diminution in the value of the Property or the imposition of liability upon
Purchaser which exceeds $100,000.

     (2) Facts giving rise to an update or correction set forth in a Seller's
Representation Certificate shall be deemed to be "Materially Adverse" to
Purchaser if, and only if (i) such update or correction is not contemplated or permitted by the terms of this Agreement and (ii) Purchaser may reasonably demonstrate that such update or correction results in a diminution in the value of the Property which exceeds $100,000; and

     (3) An inaccuracy in any representation by Purchaser or facts giving rise to an update or correction set forth in a Purchaser's Representation Certificate shall be deemed to be "Materially Adverse" to Seller if, and only if, Seller reasonably demonstrates that the same renders Purchaser incapable of proceeding to Closing in accordance with the terms of this Agreement.

     (b) If, prior to Closing, (i) Seller shall learn of an inaccuracy in any representation of Purchaser set forth in Section 9.1 hereof (as made as of the date hereof) which is Materially Adverse to Seller, (ii) Seller shall know of an inaccuracy in any representation of Purchaser made pursuant to Purchaser's
Representation Certificate (as made as of the Closing) which is Materially
Adverse to Seller or (iii) Purchaser's Representation Certificate shall set forth any update or correction which is Materially Adverse to Seller, then
Seller, as its sole remedy therefor in each case, shall have the right to terminate this Agreement upon notice to Purchaser at any time prior to the
Closing, whereupon the Deposit shall be paid to Seller as liquidated damages on account thereof and thereafter neither party hereto shall have any further rights or obligations hereunder other than those which expressly survive the termination of this Agreement. Seller and Purchaser agree that the aforesaid liquidated damages are a fair and reasonable amount to be retained by Seller as agreed and liquidated damages in light of Seller's removal of the Premises from the market and the costs incurred by Seller and shall not constitute a penalty or a forfeiture. If, however, Seller proceeds to Closing in accordance with the terms hereof, Seller shall be deemed to have waived the same and shall have no claim on account thereof.

     (c) If, prior to Closing, (i) Purchaser shall learn of an inaccuracy in any representation of Seller set forth in Sections 9.2 or 9.3 hereof (as made as of the date hereof) which is Materially Adverse to Purchaser, (ii) Purchaser shall know of an inaccuracy in any representation of Seller made pursuant to Seller's
Representation Certificate (as made as of the Closing Date) which is Materially
Adverse to Purchaser or (iii) Seller's Representation Certificate shall set forth any update or correction which is Materially Adverse to Purchaser, then
Purchaser, as its sole remedy therefor in each case, shall have the right to terminate this Agreement upon notice to Seller at any time prior to Closing, whereupon the Deposit shall be

                                       16

refunded to Purchaser and thereafter neither party shall have any further rights or obligations hereunder other than those which expressly survive the termination of this Agreement. If, however, Purchaser, with actual knowledge of any such inaccuracy, update or correction, elects to proceed to Closing, then
Purchaser shall be deemed to have waived the same and shall have no claim on account thereof.

     (d) If, after Closing, Purchaser shall first learn of an inaccuracy in any representation made by Seller pursuant to Seller's Representation Certificate
(as made as of the Closing Date), then Purchaser shall have a claim for damages on account thereof, provided that (i) any claim not brought within the
Representation Survival Period shall be deemed waived, (ii) Purchaser hereby waives the right to collect or seek to collect consequential or punitive damages and (iii) the inaccuracy is Materially Adverse to Purchaser.

                               ARTICLE 10. TITLE

     10.1. Acceptable Title. Seller shall convey, or cause to be conveyed, and
Purchaser shall accept, title to the Premises, as of the Closing Date, subject to the Permitted Exceptions. The term "Permitted Exceptions" shall mean, collectively, (i) the matters set forth in Exhibit K annexed hereto, (ii) Title
Exceptions that Title Insurer shall be willing to omit as exceptions to coverage in any owner's or mortgagee's policy of title insurance obtained by or on behalf of Purchaser and (iii) any exceptions and matters that are approved, waived or deemed to have been approved or waived by Purchaser.

     10.2. Inability to Convey Acceptable Title. Purchaser shall, at its sole cost and expense, within five (5) days after the date hereof, order a title insurance commitment for an owner's policy of title insurance for the Property
("Purchaser's Title Commitment"). Purchaser shall instruct Title Insurer to deliver a copy of Purchaser's Title Commitment to Seller's counsel. Purchaser acknowledges receipt from Seller of a survey of the Premises dated September 25,
1998 prepared by SFC Engineering Partnership Inc. (the "Survey"). On or before the date which is fifteen (15) days after the Effective Date (TIME BEING OF THE
ESSENCE), Purchaser may furnish Seller with a written notice (the "Title
Objection Notice") of those Title Exceptions noted in Purchaser's Title
Commitment which are not Permitted Exceptions and as to which Purchaser objects.
In addition, within five (5) days of Purchaser's receipt of any continuation of
Purchaser's Title Commitment or any update of the Survey (TIME BEING OF THE
ESSENCE), Purchaser may furnish Seller with written notice of Title Exceptions noted therein which are not Permitted Exceptions and as to which Purchaser objects, provided that such Title Exceptions were not noted in the original
Purchaser's Title Commitment (or any prior continuation thereof) or any prior update of the Survey (any such notice shall also constitute a "Title Objection
Notice"). Purchaser shall be deemed to have waived objection to Title Exceptions set forth in Purchaser's Title Commitment (or any continuation thereof) or any update of the Survey to which timely objection is not made in a Title Objection
Notice. For purposes of this Agreement, the term "Title Exceptions" shall mean any lien, encumbrance, security interest, charge, reservation, lease, tenancy, easement, right-of-way, encroachment, restrictive covenant, condition or limitation or other matter adversely affecting title to the Property in accordance with New Hampshire title standards.

                                       17

     10.3. Seller's Rights. Seller shall have the right, in its sole discretion, upon notice to Purchaser (the "Title Response Notice") given within ten (10)
days after Seller's receipt of any Title Objection Notice (TIME BEING OF THE
ESSENCE), to elect to either (i) take such action as Seller deems advisable to discharge those Title Exceptions which are not Permitted Exceptions and are set forth in the Title Objection Notice (the "Title Defects") or (ii) subject to the provisions of Section 10.5 hereof, terminate this Agreement, whereupon the
Deposit shall be refunded to Purchaser and thereafter neither party hereto shall have any further obligation to the other party hereto, with the exception of those obligations which expressly survive the termination of this Agreement. If
Seller fails timely to deliver the Title Response Notice, then Seller shall be deemed to have elected to terminate this Agreement pursuant to clause (ii)
above. If Seller, in its Title Response Notice, elects to take action to remove, remedy or comply with the Title Defects, Seller shall be entitled to one or more adjournment(s) of the Closing for up to 30 days in the aggregate to discharge the Title Defects. If Seller is unable to remove, remedy or comply with such
Title Defects at the expiration of such adjournment(s), then this Agreement shall be deemed to be terminated as of the last adjourned date of Closing. Upon such termination, the Deposit shall be refunded to Purchaser and neither party hereto shall have any further obligation to the other party, with the exception of those obligations which expressly survive the termination of this Agreement.
Except as set forth in Section 10.5 hereof, nothing in this Agreement shall be deemed to require Seller to take or bring any action or proceeding or any other steps to remove any defect in or objection to title or to expend any moneys therefor, nor shall Purchaser have any right of action against Seller, at law or in equity, therefor.

     10.4. Purchaser's Right to Accept Title. Purchaser may, upon written notice to Seller at any time on or before the Closing Date (as the same may have been adjourned by Seller in accordance with the provisions of Section 10.3 hereof), elect to accept such title as Seller can convey, notwithstanding the existence of any Title Defects. In such event, (i) this Agreement shall remain in force and effect, (ii) the parties shall proceed to Closing and (iii) Purchaser shall not be entitled to any abatement of the Purchase Price, any credit or allowance of any kind or any claim or right of action against Seller for damages or otherwise by reason of the Title Defects.

     10.5. Seller's Obligation. Notwithstanding anything contained in this
Article 10 the contrary, Seller shall at or prior to Closing discharge (i) any mortgage affecting the Property, (ii) any Title Defects which are knowingly and intentionally created by Seller subsequent to the date hereof and (iii) any
Title Defects which may be discharged solely by the payment of a sum of money, not to exceed $100,000 in the aggregate.

     10.6. Title Affidavits, Etc.

     (a) Seller shall execute and deliver to Title Insurer a title affidavit that, when taken together with the Survey or any update thereof, shall suffice to omit the standard exceptions contained in Title Insurer's form of insuring agreement.

     (b) If requested by Title Insurer, Purchaser shall deliver one or more reasonable and customary title affidavits executed by Purchaser (or an officer thereof), certifying to factual matters concerning Purchaser or the Premises which are within the knowledge of Purchaser (including, without limitation, any reasonable and customary affidavit which may be required in order to omit from title insurance coverage any exceptions for judgments,

                                       18

bankruptcies or other returns against persons or entities, other than Purchaser, whose names are the same as or similar to Purchaser's name).

     10.7. Violations. Seller shall have no responsibility to cure, or cause to be cured, any Violations, whether the same have been noted or issued as of the date hereof or are first noted or issued after the date hereof, and Purchaser agrees to close title to the Premises subject thereto.

                     ARTICLE 11. CASUALTY AND CONDEMNATION

     11.1. Casualty.

     (a) For purposes of this Article 11, the following terms shall have the meanings indicated:

          "Major Casualty" means a fire in or other casualty to the Building which causes damage or injury to the Premises and results in Restoration
     Costs in excess of an amount equal to twenty-five percent (25%) of the
     Purchase Price.

          "Restoration Costs" means the cost to repair or restore (as reasonably determined by an architect or engineer selected by Seller and approved by
     Purchaser, which approval shall not be unreasonably withheld, conditioned or delayed) the damage to the Building caused by a fire or other casualty, exclusive of the cost of any such repair or restoration for which Seller, as the landlord under any Lease, is not responsible.

     (b) If, between the date hereof and the Closing, there shall occur a fire or other casualty affecting the Building which is not a Major Casualty, then
Purchaser shall have no right to terminate this Agreement and shall purchase the
Premises in its damaged condition without reduction of or offset against the
Purchase Price or any other claim against Seller. Seller shall assign to
Purchaser the right to receive any insurance proceeds payable to Seller as a result of such fire or other casualty; provided, however, that Seller shall be entitled to retain (to the extent theretofore paid to Seller), and shall not be obligated to assign the right to receive (to the extent not theretofore paid to
Seller) an amount of such insurance proceeds equal to Seller's reasonable expenses, if any, incurred in collecting such proceeds and repairing the damage caused by fire or other casualty.

     (c) If, between the date hereof and the Closing, there shall occur a fire or other casualty affecting the Building which is a Major Casualty, then
Purchaser shall have the option, to be exercised upon notice to Seller within ten (10) days after receiving notice of such casualty, to terminate this
Agreement. If Purchaser shall so elect to terminate this Agreement, the Deposit shall be refunded to Purchaser, whereupon neither party hereto shall have any further obligation to the other hereunder, except for those obligations which expressly survive the termination of this Agreement. If Purchaser shall not elect to terminate this Agreement as provided in this subclause (c), then this
Agreement shall remain in full force and effect and the provisions of Section
11.1(b) above shall apply to such damage and any insurance proceeds payable in connection therewith.

                                       19

     (d) In no event shall Seller have any obligation to repair any damage or destruction to the Building, but Seller shall have the right to do so and utilize insurance proceeds for such purpose.

     (e) Seller and Purchaser expressly intend that the provisions of this
Section 11.1 shall govern in the event of a fire or other casualty.

     11.2. Condemnation.

     (a) If, between the date hereof and the Closing, any condemnation or eminent domain proceedings are initiated which would result in a material taking, then either Seller or Purchaser may elect to terminate this Agreement by giving written notice of its election to the other party within ten (10) days after receiving notice of such prospective taking. If Seller or Purchaser shall so elect to terminate this Agreement, the Deposit shall be refunded to
Purchaser, whereupon neither party hereto shall have any further obligation to the other hereunder, except for those obligations which expressly survive the termination of this Agreement. If neither party so elects to terminate this
Agreement, then the parties hereto shall proceed to the Closing without reduction of or offset against the Purchase Price and Purchaser shall have no other claim against Seller. In such event, all of Seller's right, title and interest in and to any condemnation proceeds paid or payable in connection therewith shall be assigned to Purchaser.

     (b) If, between the date hereof and the Closing, any condemnation or eminent domain proceedings are initiated which would not result in a material taking, then neither Seller nor Purchaser may terminate this Agreement and the parties shall proceed to the Closing without reduction of or offset against the
Purchase Price and Purchaser shall have no other claim against Seller. In such event, all of Seller's right, title and interest in and to any condemnation proceeds paid or payable in connection therewith shall be assigned to Purchaser.

     (c) For purposes of this Section 11.2, a taking shall be deemed to be material if it would result in the taking of in excess of ten percent (10%) of the rentable square footage of the Building. In no event shall Seller have any obligation to repair or restore the Premises or any portion thereof by reason of any condemnation, whether material or otherwise

                        ARTICLE 12. DEFAULT AND REMEDIES

     12.1. Default By Purchaser. If Purchaser (i) defaults in its Closing obligations (i.e., defaults in the payment of the Purchase Price or otherwise in the performance of any of its obligations hereunder which are to be performed on, or as of, the Closing Date) or (ii) otherwise materially defaults hereunder and such other material default is not cured within ten (10) days after notice thereof from Seller to Purchaser, then, and in any of such events, Seller, as its sole remedy therefor, may terminate this Agreement by written notice to
Purchaser, whereupon the Deposit shall be paid to Seller as liquidated damages on account of such default, and, thereafter, neither party shall have any further rights or obligations hereunder other than those which expressly survive the termination of this Agreement. Seller and Purchaser agree that the aforesaid liquidated damages are a fair and reasonable amount to be retained by Seller as agreed and liquidated damages in light of Seller's removal of the Premises from the market and the costs incurred by Seller and shall not constitute a penalty or a forfeiture. Except as expressly provided

                                       20

to the contrary in this Section 12.1, Seller waives any other right or remedy which Seller may have, at law or in equity, by reason of a default by Purchaser hereunder.

     12.2. Default By Seller. If Seller (i) defaults in its Closing obligations
(i.e., defaults in the performance of any of its obligations hereunder which are to be performed on, or as of, the Closing Date) or (ii) otherwise materially defaults hereunder and such material default is not cured within ten (10) days after notice thereof from Purchaser to Seller, then, and in either such event,
Purchaser may, as its sole remedy therefor, either (x) pursue an action for specific performance of this Agreement by Seller hereunder, without abatement, credit against or reduction of the Purchase Price or (y) terminate this
Agreement by written notice to Seller, whereupon the Deposit shall be refunded to Purchaser; it being understood and agreed that in no event shall Purchaser be entitled to money damages. If Purchaser shall elect to so terminate this
Agreement, then, upon such election, neither party shall have any further rights or obligations hereunder other than those which expressly survive the termination of this Agreement. Except as expressly provided in this Section
12.2, Purchaser waives any other right or remedy, at law or in equity, which
Purchaser may have or be entitled to as a result of any default by Seller.

                               ARTICLE 13. BROKER

     13.1. Broker. Seller and Purchaser each represent and warrant to the other that each has had no conversations or dealings with any broker or finder in connection with the transactions contemplated hereby, other than Broker.
Purchaser and Seller (each, an "Indemnifying Party") shall indemnify, defend and hold the other harmless from and against any and all loss, cost or expense
(including, without limitation, reasonable attorneys' fees) arising by reason of a claim for a commission or other compensation made by a broker or finder (other than Broker) claiming to have dealt with the Indemnifying Party. Seller shall pay any commission due to Broker pursuant to a separate written agreement. The provisions of this Article 13 shall survive Closing or any termination of this
Agreement.

                             ARTICLE 14. ASSIGNMENT

     14.1. No Assignment by Purchaser. Neither this Agreement nor any of the rights of Purchaser hereunder (nor the benefits of such rights) may be assigned, transferred or encumbered without Seller's prior written consent (which consent may be withheld in Seller's sole and absolute discretion) and any purported assignment, transfer or encumbrance without Seller's prior written consent shall be void. Purchaser expressly covenants and agrees that (a) if Purchaser is a corporation, a sale or transfer of more than fifty (50%) percent (at any one time or in the aggregate from time to time) of the shares of any class of the issued and outstanding stock of Purchaser, its successors or assigns, or the issuance of additional shares of any class of its stock to the extent of more than fifty (50%) percent (at any one time or, in the aggregate from time to time) of the number of shares of said class of stock issued and outstanding on the date hereof, (b) if Purchaser is a partnership, joint venture or limited liability company, a sale or transfer of more than fifty (50%) percent (at any one time or in the aggregate from time to time) of the partnership, joint venture or membership interests of Purchaser, its successors or assigns, or the issuance of additional partnership, joint venture or membership interests of any class to the extent of more than fifty (50%) percent (at any one time or in the aggregate from time to time) of the amount of partnership, joint venture or membership interests issued on the date hereof shall,

                                       21

in any such case, constitute an assignment of this Agreement. Unless, in each instance, the prior written consent of Seller has been obtained, any such assignment shall constitute a material default under this Agreement and shall entitle Seller to exercise all rights and remedies under this Agreement, at law or equity, in the case of such a default.

     14.2. Permitted Assignment to Affiliate. Notwithstanding the provisions of
Section 14.1 above to the contrary, the named Purchaser in this Agreement shall have the one-time right to assign its rights and obligations under this
Agreement to an Affiliate of such named Purchaser effective on or prior to the
Closing, provided that, on or prior to the effective date of such assignment,
(i) Purchaser delivers to Seller evidence of the ownership of Purchaser and the proposed assignee so as to permit Seller to verify that such proposed assignee is an Affiliate of Purchaser and (ii) Purchaser delivers to Seller a written assumption, in form reasonably satisfactory to Seller and duly executed and acknowledged by the assignee, in which the assignee agrees to assume all of
Purchaser's covenants, agreements and obligations under this Agreement. As of the date of the assignment of this Agreement to an Affiliate in accordance with the foregoing provisions of this Section 14.2, the representations of Purchaser named herein set forth in Section 9.1 hereof shall be remade as to the
Affiliate, as Purchaser, except that the representations and warranties set forth in Section 9.1(a) hereof shall be modified accordingly. Purchaser named herein shall remain fully liable for all of Purchaser's covenants, agreements and obligations under this Agreement notwithstanding any such permitted assignment pursuant to this Section 14.2. Upon any assignment of this Agreement in accordance with the provisions of this Article 14, Purchaser shall promptly pay to Seller any consideration paid or payable to Purchaser by reason of the assignment.

                             ARTICLE 15. COVENANTS

     15.1. Operation of Premises. Between the date hereof and the Closing Date,
Seller shall continue to maintain the Premises in the ordinary course and substantially in accordance with the practices and procedures customarily followed by Seller in the maintenance of the Premises prior to the date hereof;
provided, however, that Seller shall have no obligation to make any repairs or expenditures that are capital in nature.

     15.2. Insurance. Between the date hereof and the Closing Date, Seller shall either (i) maintain in full force and effect the fire and other casualty insurance coverages described in Exhibit J annexed hereto or (ii) replace such insurance policies with other policies providing coverage equivalent thereto.

     15.3. New Leases. Between the date hereof and the Closing Date, Seller shall not enter into any new lease or license with respect to the Premises without Purchaser's prior written consent in each instance, which consent shall not be unreasonably withheld. Purchaser's consent shall be deemed granted if not denied by notice (stating the grounds for denial with reasonable specificity)
given to Seller within five (5) Business Days after request for such consent by
Seller.

     15.4. Modification of Leases. Between the date hereof and the Closing Date,
Seller shall not modify or amend any of the Existing Leases or any of the New
Leases without Purchaser's prior written consent in each instance, which consent shall not be unreasonably withheld; provided, however, that Seller shall have the right, without Purchaser's consent, to

                                       22

enter into any modification or amendment of an Existing Lease or a New Lease if the same is required pursuant to the terms of the Existing Lease or the New
Lease, as the case may be, or if the same is entered into to effectuate or memorialize the exercise of an express right or option on the part of the tenant contained in the Existing Lease or the New Lease, as the case may be. If required, Purchaser's consent shall be deemed granted if not denied by notice
(stating the grounds for denial with reasonable specificity) given to Seller within five (5) Business Days after request for such consent by Seller.

     15.5. Termination of Leases. Between the date hereof and the Closing Date,
Seller shall not cancel, accept the surrender of, or terminate any of the
Existing Leases or New Leases without Purchaser's prior written consent in each instance, which consent shall not be unreasonably withheld; provided, however,
Seller shall have the right, without Purchaser's consent, to cancel, accept the surrender of, or terminate an Existing Lease or a New Lease (i) if such cancellation, surrender or termination is predicated upon a material default of the tenant thereunder or (ii) if such cancellation, surrender or termination is made by the tenant pursuant to the express terms of the Existing Lease or the
New Lease, as the case may be. If required, Purchaser's consent shall be deemed granted if not denied by notice (stating the grounds for denial with reasonable specificity) given to Seller within five (5) Business Days after request for such consent by Seller.

     15.6. Leasing Costs. If the commencement date or effective date of any
Lease Cost Transaction shall occur on or after the Closing Date, Purchaser shall pay and be solely responsible for all Leasing Costs incurred in connection therewith. If the commencement date or effective date of any Lease Cost
Transaction shall occur subsequent to the date hereof but prior to the Closing
Date, Seller shall pay and be responsible for Seller's Proportionate Share
(hereinafter defined) of Leasing Costs incurred in connection therewith and
Purchaser shall pay and be responsible for the balance of such Leasing Costs.
For purposes of this Section 15.6, the term "Seller's Proportionate Share" shall mean a fraction, the numerator of which shall be the number of days from the rent commencement date of a Lease Cost Transaction to (but not including) the
Closing Date and the denominator of which shall be the number of days from the rent commencement date of such Lease Cost Transaction to the stated expiration date of the Lease.

     15.7. Service Contracts. Between the date hereof and the Closing Date,
Seller shall not enter into any New Service Contracts or modify, renew or extend the term of any of the Existing Service Contracts or New Service Contracts
without Purchaser's prior written consent in each instance, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, (i) Seller shall have the right, without Purchaser's consent, to terminate any one or more of the Existing Service Contracts and the New Service
Contracts at any time on or prior to the Closing Date and (ii) Seller may, without the necessity of obtaining Purchaser's consent, enter into any New
Service Contract or modify, renew or extend the term of any of the Existing
Service Contracts or New Service Contracts, provided that the same may be terminated upon not more than thirty (30) days' notice to the other party thereto without premium or penalty. If required, Purchaser's consent shall be deemed granted if not denied by notice (stating the grounds for denial with reasonable specificity) given to Seller within five (5) Business Days after request for such consent by Seller.

                                       23

                           ARTICLE 16. MISCELLANEOUS

     16.1. Notices. (a) All notices, demands, requests and other communications required hereunder shall be in writing and shall be deemed to have been given:
(i) upon delivery, if personally delivered; (ii) three (3) days after deposit in the United States Mail when delivered, postage prepaid, by certified or registered mail; (iii) one (1) Business Day after deposit with a nationally recognized overnight delivery service marked for delivery on the next Business
Day; or (iv) upon receipt when transmitted by telecopy, provided that notice is also sent by one of the foregoing three methods, in each case addressed to the party for whom it is intended at its address hereinafter set forth:

     If to Seller:

          Wellsford Capital Properties, LLC
          c/o Wellsford Real Properties, Inc.
          535 Madison Avenue
          26th Floor
          New York, NY 10022
          Attention: William H. Darrow
          Telecopy No: (212) 421-7244

     with a copy to:

          Bryan Cave LLP
          1290 Avenue of the Americas
          New York, New York 10104
          Attention: Dennis M. Sughrue, Esq.
          Telecopy No. (212) 541-4630

     If to Purchaser:

          955 Perimeter Road Realty, LLC
          Nine Red Roof Lane
          Salem, New Hampshire 03079
          Attention: Eric L. Brooks
          Telecopy No. (603) 890-1759

     with a copy to:

          Shack Law Firm
          One Branch Street
          Methuen, Massachusetts 01844
          Attention: William P. Shack, Esq.
          Telecopy No. (978) 685-4051

                                       24

     If to Escrowee:

          Bryan Cave LLP
          1290 Avenue of the Americas
          New York, New York 10104-3300
          Attention: Dennis M. Sughrue
          Telecopy No. (212) 541-4630

     (b) Any party may designate a change of address by written notice to the others given in accordance with the provisions of this Section 16.1.

     (c) The attorney for any party may send notices on that party's behalf.

     16.2. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New Hampshire.

     16.3. Successors. All of the provisions of this Agreement and of any of the documents and instruments executed in connection herewith shall apply to and be binding upon, and inure to the benefit of Seller and Purchaser, their successors and their permitted assigns.

     16.4. No Third Party Beneficiary. This Agreement and each of the provisions hereof are solely for the benefit of Purchaser and Seller and their permitted assigns. No provisions of this Agreement or of any of the documents and instruments executed in connection herewith shall be construed as creating in any person or entity other than Purchaser and Seller and their permitted assigns any rights of any nature whatsoever.

     16.5. Entire Agreement. This Agreement, together with the documents and instruments executed and delivered in connection herewith, set forth the entire agreement between Purchaser and Seller relating to the transactions contemplated hereby and all other prior or contemporaneous agreements, understandings, representations or statements, oral or written, relating directly to the
Property are superseded hereby.

     16.6. Severability. If any provision in this Agreement is found by a court of competent jurisdiction to be in violation of any applicable law, and if such court should declare such provision of this Agreement to be unlawful, void, illegal or unenforceable in any respect, the remainder of this Agreement shall be construed as if such unlawful, void, illegal or unenforceable provision were not contained therein, and the rights, obligations and interests of the parties hereto under the remainder of this Agreement shall continue in full force and effect undisturbed and unmodified in any way.

     16.7. Modification. This Agreement and the terms hereof may not be changed, waived, modified, supplemented, canceled, discharged or terminated orally, but only by an instrument or instruments in writing executed and delivered by Seller and Purchaser.

     16.8. Waiver of Trial by Jury. EACH PARTY HEREBY WAIVES, IRREVOCABLY AND
UNCONDITIONALLY, TRIAL BY JURY IN ANY ACTION BROUGHT ON, UNDER

                                       25

OR BY VIRTUE OF OR RELATING IN ANY WAY TO THIS AGREEMENT OR ANY OF THE DOCUMENTS
OR CERTIFICATES EXECUTED IN CONNECTION HEREWITH, THE PROPERTY, OR ANY CLAIMS,
DEFENSES, RIGHTS OF SET-OFF OR OTHER ACTIONS PERTAINING HERETO OR TO ANY OF THE
FOREGOING.

     16.9. Venue. Purchaser and Seller each hereby irrevocably waives any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of this Agreement or the transactions contemplated hereby brought in any federal or state court sitting in the State of New Hampshire and hereby further irrevocably waives and claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Seller and Purchaser further hereby expressly submits to the jurisdiction of all federal and state courts sitting in the State of New
Hampshire.

     16.10. No Recording. Neither this Agreement nor any memorandum hereof shall be recorded. Each party hereby agrees to indemnify and hold harmless the others for all liabilities, losses, damages, liens, suits, claims, costs and expenses
(including reasonable attorneys' fees) incurred by the others by reason of a breach of the foregoing covenant.

     16.11. Captions. The captions and table of contents in this Agreement are inserted for convenience of reference only and in no way define, describe or limit the scope or intent of this Agreement or any of the provisions hereof.

     16.12. Counterparts; Effectiveness of Agreement. This Agreement may be
executed in any number of counterparts, each of which shall constitute an original but all of which together will constitute one instrument. This
Agreement shall not be effective unless and until the same has been executed and delivered by all parties hereto whether in one or more counterparts.

     16.13. Merger. The delivery of the Deed to Purchaser and the closing of title to the Property shall be deemed to constitute full performance and discharge by Seller of every agreement and obligation on the part of Seller to be performed hereunder, and no agreement, promise, representation or warranty, express or implied, on the part of Seller shall survive Closing unless expressly set forth to the contrary herein.

                                       26

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                    Seller:

                                    WELLSFORD CAPITAL PROPERTIES, L.L.C.

                                    By: Wellsford Capital, its sole member

                                    By: /s/ William H. Darrow
                                        --------------------------
                                        William H. Darrow
                                        Vice President

                                    Purchaser:

                                    955 PERIMETER ROAD REALTY, LLC

                                    By: /s/ Eric C. Brooks
                                        --------------------------
                                        Name:  Eric C. Brooks
                                        Title: Manager

Agreed as to Section 3.2 only:

Escrowee:

BRYAN CAVE LLP

By: /s/ Sandor Green
    --------------------------
    Name: Sandor Green
    Partner

                                       27

                                    Exhibit A
                                   (the Land)

PARCEL 1:

Beginning at a point on the easterly sideline of Keewaydin Drive in the city of
Salem, New Hampshire at the southwesterly corner of the granted premises at land now or formerly of Robert B. Ross; thence

Northeasterly        a distance of Six Hundred Five and Twenty-Nine Hundredths
                     (605.29) feet to a point; thence

S 24°-57'-30"E       a distance of Three Hundred Twenty-Five (325.00) feet to a point; thence

S 65°-02'-30"W       a distance of Six Hundred Eighty-Nine and Fifty-Seven
                     Hundredths (689.57) feet to a point; and thence

N 10°-25'-10"W       a distance of Three Hundred Thirty-Five and Seventy-Five
                     Hundredths (335.75) feet to the point of beginning, or as
                     otherwise bounded and described.

The above described parcel of land contains an area of 210,414 square feet or
4.83 acres, more or less, in said Salem and is shown as lot 29-B on a plan entitled "Plan of Land in Salem, New Hampshire, prepared for TA Associates
Realty One Limited Partnership," dated June, 1984, prepared by Allen &
Demurjian, Inc., and recorded with the Rockingham County (New Hampshire)
Registry of Deeds as Plan No. D12590, which plan was revised April 25, 1985, and, as revised, recorded with the Rockingham County Registry of Deeds as Plan
No. 13605.

PARCEL 2:

Beginning at a point on the easterly sideline of Keewaydin Drive in the City of
Salem, New Hampshire at the northwesterly corner of the premises described below, at land formerly of TA Associates Realty One Limited Partnership, such other land being Parcel 1 described above; thence

Northeasterly        a distance of Six Hundred Eighty-Nine and Fifty-Seven
                     Hundredths (689.57) feet to a point; thence

S 24°-57'-30"E       a distance of Six Hundred Ninety-Seven and Eighty-Five
                     Hundredths (697.85) feet to a point; thence

S 77°-55'-20"W       a distance of Five Hundred Four and Sixty-Three Hundredths
                     (504.63) feet; thence

                                       A-1

Northwesterly        a distance of Forty-Four and Fifty Hundredths (44.50) feet to a point; thence

Southwesterly        a distance of Three Hundred and Thirty-Seven Hundredths
                     (300.37) feet to a point of curvature; thence

Northwesterly        and curving to the left along the arc of a curve having a
                     radius of Seventy-Five (75.00) feet, a length of
                     Twenty-Nine and Thirty-Two Hundredths (29.32) feet to a
                     point; thence

Northwesterly        and curving to the right along the arc of a curve having a radius of Fifty (50.00) feet, a length of Forty-Three and
                     Eighty-One Hundredths (43.81) feet to a point; and thence

N 10°-25'-10"W       a distance of Four Hundred Ten and Fifty-Eight Hundredths
                     (410.58) feet to the point of beginning, or as otherwise
                     bounded and described.

The above described parcel of land in Salem is shown as Lot 29-A on the Plan, and, as shown on the revised plan recorded as Plan No. 13605 in the Rockingham
County Registry of Deeds, contains an area of 444,880 square feet or 10.2 acres, more or less.

PARCEL 3:

Beginning at a point of curvature on the easterly sideline of Keewaydin Drive in the City of Salem, New Hampshire at the northwesterly corner of the granted premises at land formerly of TA Associates Realty One Limited Partnership, such other land being Parcel 2 described above; thence

N 79°-45'-23"E       a distance of Three Hundred and Thirty-Seven Hundredths
                     (300.37) feet to a point; thence

S 12°-24'-29"E       a distance of Five Hundred Eighty-One and Ninety-Nine
                     Hundredths (581.99) feet to a point; thence

N 67°-40'-50"W       a distance of One Hundred Twelve and Fifty-Seven Hundredths
                     (112.57) feet to a point; thence

S 82°-01'-50"W       a distance of Two Hundred Ninety-Two and Forty-Seven
                     Hundredths (292.47) feet to a point; thence

N 10°-25'-10"W       a distance of Three Hundred Ninety-Nine and Twenty
                     Hundredths (399.20) feet to a point of curvature; and
                     thence

Northeasterly        and curving to the left along the arc of a curve having a
                     radius of Seventy-Five (75.00) feet, a length of One
                     Hundred Fifty-Four and Twenty-One

                                      A-2

                     Hundredths (154.21) feet to the point of beginning, or as
                     otherwise bounded and described.

The above described parcel of land contains an area of 189,953 square feet or
4.4 acres, more or less in said Salem and is shown as lot 29-1 on a plan entitled "Plan of Land in Salem, New Hampshire, prepared for TA Associates
Realty One Limited Partnership," dated June, 1984, prepared by Allen &
Demurjian, Inc., recorded with the Rockingham County (New Hampshire) Registry of
Deeds as Plan No. D12590, and on that same plan, as revised April 25, 1985, and recorded as plan No. 13605 in the Rockingham County Registry of Deeds.

                                       A-3

                                  (Exhibit A-1)

                   Wiring Instructions for Escrowee's Account

Citibank, N. A.
153 East 53rd St.
New York, NY 10043

ABA# 021-000-089

Account Name: Bryan Cave LLP Attorney Trust Account

Account No.: 37204162

Reference No. 165413

                                     A-1-1

                                    Exhibit B
                                (Existing Leases)

1.   Lease Agreement, dated as of November 1, 1999, between Wellsford Capital
     Properties LLC, as landlord ("Landlord"), and Springboard Technology
     Corporation, as tenant ("Tenant"), as amended by a First Amendment to
     Lease, dated as of May 2, 2000, between Landlord and Tenant, as effected by a Consent to Sublease, dated as of August 6, 2002, among Landlord, Tenant and Computer Technology Solutions, L.P., as subtenant.

2.   Lease Agreement, dated as of December 31, 1998, between Wellsford Capital
     Properties LLC, as landlord ("Landlord"), and L&L Products, Inc., as tenant ("Tenant"), as amended by a First Amendment to Lease, dated as of
     November 30, 2001, between Landlord and Tenant.

3.   Lease, dated as of October 13, 1993, between Mortgage and Realty Trust,
     ("Landlord"), and New Hampshire College, as tenant ("Tenant"), as amended by an Amendment to Lease, dated as of December 6, 1993, between Landlord and Tenant, as amended by Second Amendment to Lease dated February 3, 1994 between Landlord and Tenant.

                                      B-1

                                    Exhibit C
                          (Existing Service Contracts)

1.   Ground Water Management Permit issued by New Hampshire Department of
     Environmental Services Water Supply and Pollution Control Division, issued
     November 13, 1996, renewed June 24, 2002 (the "Ground Water Monitoring
     Permit").

2.   Property Management Agreement, dated as of April 1, 2001, between Wellsford
     Capital Properties, LLC and Trammel Crow Operations, Inc. (the "Property
     Management Agreement").

3.   Service Agreement (snow plow), between Wellsford Capital Properties LLC and
     Labrie Property Maintenance & Landscaping LLC, executed by Labrie
     Property Maintenance & Landscaping LLC on November 13, 2002 and by
     Wellsford Capital Properties LLC on December 11, 2002.

4.   Oral Leasing Agency Agreement between Wellsford Capital Properties LLC and
     Cushman and Wakefield of New Hampshire, Inc.

5.   Landscaping Contract dated April 9, 2003 between Trammel Crow Operations,
     Inc. and Creative Landscaping.

6.   Exterminating contract between Wellsford Capital Properties LLC and JP
     Chemical dated May 5, 2003

                                      C-1

                                    Exhibit D
                             (Intentionally Deleted)

                                      D-1

                                    Exhibit E
                             (Form of Bill of Sale)

                                  BILL OF SALE

                         KNOW ALL MEN BY THESE PRESENTS,

     That WELLSFORD CAPITAL PROPERTIES, L.L.C., having an office at 535 Madison
Avenue, 26th Floor, New York, New York 10022 ("Grantor"), for and in
consideration of the sum of Ten Dollars ($10.00), lawful money of the United
States, to it in hand paid, at or before delivery of these presents by KEEWAYDIN
DRIVE REALTY, L.L.C., having an address c/o 955 Brooks Properties, LLC, Nine Red
Roof Lane, Salem, New Hampshire 03079 ("Grantee"), the receipt of which is hereby acknowledged, by these presents does hereby convey unto Grantee, its successors and assigns, all right, title and interest of Grantor in and to all personal property affixed to, located upon or used in connection with the real property described in Schedule 1 annexed hereto and made a part hereof (the
"Real Property"). The foregoing conveyance is made without recourse, representation or warranty of any kind.

     TO HAVE AND TO HOLD the same unto Grantee, its successors and assigns forever.

     This Bill of Sale shall be governed by and construed in accordance with the laws of the State of New Hampshire.

     IN WITNESS WHEREOF, Grantor has caused this instrument to be duly executed as of this second day of July, 2003.

                                    WELLSFORD CAPITAL PROPERTIES, L.L.C.

                                    By: Wellsford Capital, a Maryland real
                                        estate investment trust, its Manager

                                        By: /s/ William H. Darrow
                                            ------------------------------
                                            William H. Darrow
                                            Vice President

                                      E-1

                                   Schedule 1

                                   (the Land)

                                  Schedule 1-1

                                    Exhibit F

                  (Form of Assignment and Assumption of Leases)

                       ASSIGNMENT AND ASSUMPTION OF LEASES

     THIS ASSIGNMENT AND ASSUMPTION OF LEASES (this "Assignment"), made as of the second day of July, 2003, by and between WELLSFORD CAPITAL PROPERTIES,
L.L.C., having an office at 535 Madison Avenue, 26th Floor, New York, New York
10022 ("Assignor"), and KEEWAYDIN DRIVE REALTY, L.L.C., having an address c/o
Brooks Properties, Nine Red Roof Lane, Salem, New Hampshire 03079 ("Assignee"),
for and in consideration of the sum of Ten Dollars ($10.00), lawful money of the
United States, to it in hand paid, at or before delivery of these presents by
Assignee with reference to the following:

                                 R E C I T A L S

     Pursuant to a Sale-Purchase Agreement dated as of March 14, 2003 (the
"Purchase Agreement"), Assignor is conveying to Assignee certain real property more particularly described therein and commonly known as 15, 19 and 23
Keewaydin Drive, Salem, New Hampshire.

     NOW THEREFORE, in consideration of the sum of Ten Dollars ($10.00), the promises, covenants and undertakings contained in the Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                            ASSIGNMENT AND ASSUMPTION

     Assignor hereby transfers, and otherwise conveys unto Assignee, without recourse, representation or warranty of any kind (except as may be expressly set forth in the Purchase Agreement, and subject to the limitations on survival set forth therein), all of the rights, title and interest of Assignor, as landlord under the leases (the "Leases") described in Schedule 1 annexed hereto and incorporated herein by this reference, including without limitation, all rents, issues and profits arising therefrom and any security held under the Leases for the performance of the tenants' obligations thereunder, TO HAVE AND TO HOLD all and singular subject as aforesaid, unto Assignee.

     From and after the date hereof, Assignee assumes and agrees to discharge and perform all duties, obligations and liabilities arising on or after the date hereof to be performed by Assignor, as landlord, under the Leases, for the duration of the respective terms thereof. Without limiting the generality of the foregoing, the obligations and liabilities assumed by Assignee hereunder shall include, but shall not be limited to, the obligation to properly apply any advance rental, security deposit or other deposit under any of the Leases, to the extent such

                                      F-1

advance rental, security deposit or other deposit has been delivered, assigned or credited by Assignor to Assignee concurrently herewith.

     This Assignment shall be binding upon, enforceable by and shall inure to the benefit of the successors and assigns of the parties.

     This Assignment may be signed in multiple counterparts which, when taken together and signed by all parties and delivered to any other party hereto, shall constitute a binding Assignment between the parties.

     This Assignment shall be governed by and construed in accordance with the laws of the State of New Hampshire.

     IN WITNESS WHEREOF, Assignor and Assignee have duly executed this instrument as of the date first set forth above.

                                    ASSIGNOR:

                                    WELLSFORD CAPITAL PROPERTIES, L.L.C.

                                    By:  Wellsford Capital, a Maryland real
                                         estate investment    trust, its Manager

                                         By: /s/ William H. Darrow
                                             ------------------------------
                                             William H. Darrow
                                             Vice President

                                    ASSIGNEE:

                                    KEEWAYDIN DRIVE REALTY, L.L.C.

                                    By: /s/ Eric L. Brooks
                                        -----------------------------------
                                        Eric L. Brooks
                                        Manager

                                      F-2

                                   Schedule 1

                                (List of Leases)

                                  Schedule 1-1

                                    Exhibit G
                       (Form of Assignment and Assumption
                   of Service Contracts, Licenses and Permits)

                          ASSIGNMENT AND ASSUMPTION OF
                     SERVICE CONTRACTS, LICENSES AND PERMITS

     THIS ASSIGNMENT AND ASSUMPTION OF SERVICE CONTRACTS, LICENSES AND PERMITS
(this "Assignment"), made as of the second day of July, 2003, by and between
WELLSFORD CAPITAL PROPERTIES, L.L.C., having an office at 535 Madison Avenue,
26th Floor, New York, New York 10022 ("Assignor"),and KEEWAYDIN DRIVE REALTY,
L.L.C., having an address c/o Brooks Properties, LLC, Nine Red Roof Lane, Salem,
New Hampshire 03079 ("Assignee"), for and in consideration of the sum of Ten
Dollars ($10.00) lawful money of the United States to it in hand paid, at or before delivery of these presents by Assignee with reference to the following:

                                 R E C I T A L S

     Pursuant to a Sale-Purchase Agreement dated as of March 14, 2003 between
Assignor and Assignee (the "Purchase Agreement"), Assignor is conveying to
Assignee certain real property more particularly described therein and commonly known as 15, 19 and 23 Keewaydin Drive, Salem, New Hampshire (the "Property").
Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Purchase Agreement.

     NOW THEREFORE, in consideration of the sum of Ten Dollars ($10.00), the foregoing promises, covenants and undertakings contained in this Assignment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                            ASSIGNMENT AND ASSUMPTION

     1. (a) Assignor hereby assigns to Assignee, without recourse representation or warranty of any kind, all of its right, title and interest in and to the
Service Contracts identified on Schedule 1 annexed hereto (collectively, the
"Assigned Service Contracts") and the assignable Licenses and Permits.

     (b) Assignee hereby accepts the foregoing assignment and agrees to assume, keep, perform and fulfill all of the terms, conditions and obligations which are required to be kept, performed and fulfilled by Assignor in connection with or arising out of the Assigned Service Contracts and the assignable Licenses and
Permits from and after the date hereof.

     2. This Assignment shall be binding upon, enforceable by and shall inure to the benefit of the parties hereto and their respective successors and assigns.

                                      G-1

     3. This Assignment may be signed in multiple counterparts which, when taken together and signed by all parties and delivered to any other party hereto, shall constitute a binding Assignment between the parties.

     4. This Assignment shall be governed by and construed in accordance with the laws of the State of New Hampshire.

     IN WITNESS WHEREOF, Assignor and Assignee have duly executed this instrument as of the date first set forth above.

                                    ASSIGNOR:

                                    WELLSFORD CAPITAL PROPERTIES, L.L.C.

                                    By:  Wellsford Capital, a Maryland real
                                         estate investment    trust, its Manager

                                         By: /s/ William H. Darrow
                                             ------------------------------
                                             William H. Darrow
                                             Vice President

                                    ASSIGNEE:

                                    KEEWAYDIN DRIVE REALTY, L.L.C.

                                    By: /s/ Eric L. Brooks
                                        -----------------------------------
                                        Eric L. Brooks
                                        Manager

                                      G-2

                                   Schedule 1

                           (List of Service Contracts)

                                      G-3

                                   Schedule 1
                                   (Rent Roll)

--------------------------------------------------------------------------------
  Tenant      Eff. Date       Exp. Date       Annual Rent      Security Deposit
--------------------------------------------------------------------------------
New
Hampshire
College       10/13/93         5/31/04         $247,995           $13,841.67
--------------------------------------------------------------------------------
L&L
Products      01/01/99         2/28/07         $ 95,172           $ 5,767.86
--------------------------------------------------------------------------------
Springboard
Technology
Corporation   11/10/99         11/30/03         $ 77,582          $24,499.50
--------------------------------------------------------------------------------

                                      H-1

                                    Exhibit I

                             (Intentionally Deleted)

                                      I-1

                                    Exhibit J

                              (Insurance Coverages)

                                      J-1

                                    Exhibit K

                             (Permitted Exceptions)

1.   The Leases and the rights of tenants thereunder, including, without limitation, memoranda of the Leases.

2.   Zoning and building regulations, ordinances, and requirements adopted by any governmental or municipal authority having jurisdiction thereof, and amendments and additions thereto now in force and effect, which relate to the Premises.

3.   Any agreements, financing statements, chattel mortgages, liens or encumbrances entered into by, or arising from, the acts of any tenant.

4.   Subject to adjustment as herein provided, real estate taxes, water and sewer charges and assessments.

5.   Terms and provisions of Protective Covenants Standards for Salem Industrial
     Park, Salem, New Hampshire, imposed by Keewaydin Shores, Inc. dated
     November 4, 1969 and recorded in Book 1994, Page 395, as amended of record in Book 2104, Page 203, which Protective Covenants were the subject of
     "Waiver and Amendment" recorded in Book 2212, Page 1280.

6.   Reservations and rights of way reserved or referred to in deeds of
     Keewaydin Shores, Inc. and the Town of Salem to MFE Corporation recorded in
     Book 2104, Page 205 (Corrective Deed in Book 2212, Page 1282).

7.   Conservation easement from Donald A. Levine, Trustee of L.G. Salem Realty
     Trust to the Town of Salem dated September 22, 1987 recorded on September
     29, 1987 in Book 2706, Page 206.

8.   Rights of the public and others entitled thereto in and to the use of that portion of the insured premises within the bounds of Keewaydin Drive, in
     Salem, New Hampshire.

9.   Conditions disclosed by ALTA/ACSM Land Title Survey by SFC Engineering
     Partnership Inc., dated September 25, 1998 and last revised October 6, 1998 showing the following:

     a.   Approximate location of remains of Trolley Bed;

     b.   Stonewall crosses easterly record line;

     c.   Stonewall is south of portion of southwesterly record line;

     d.   12 inch RCP leads from drain in Future R.O.W. to ditch located in southerly portion of premises;

                                      K-1

     e.   Pavement from Keewaydin Drive encroaches 1.5 feet (15 square feet more or less) onto Parcel 3;

     f.   Pavement from parking on Parcel 2 encroaches up to 6.9 feet (18 square feet more or less) onto Keewaydin Drive right of way; and

     g.   Pavement, signs, sign with lights extend onto Keewaydin Drive.

10.  The Ground Water Monitoring Permit.